UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): June 30, 2010

Urologix, Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

000-28414	41-1697237
(Commission File Number)	(I.R.S. Employer Identification No.)

14405 21st Avenue North Minneapolis, MN	55447
(Address Of Principal Executive Offices)	(Zip Code)

(763) 475-1400

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 3 through 7, and 9 are not applicable and are therefore omitted.

ITEM 2.02	RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

ITEM 8.01	OTHER EVENTS.

On June 30, 2010, Stryker Warren, Jr., the Chief Executive Officer of Urologix, Inc. (the “Company”) gave a presentation at OneMedForum in New York, New York. During that presentation, Mr. Warren delivered information in PowerPoint form regarding the Company and its business, including certain information regarding the results of operations and financial condition of the Company for the year ended June 30, 2009 and the nine months ended March 31, 2010.

In connection with the presentation, Mr. Warren made additional statements regarding the financial condition of the Company at March 31, 2010. This Form 8-K is being filed to correct inadvertent errors in statements by Mr. Warren on June 30, 2010 relating to the Company’s cash balance as of March 31, 2010. The correction to Mr. Warren’s statements is as follows:

The Company’s cash balance was in excess of $5 million as of March 31, 2010. Management considers this amount sufficient to fund the Company’s operations beyond the next 12 months.

This correction to the statements by Mr. Warren do not change the financial results and financial condition of the Company as reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. The correction is merely intended to conform Mr. Warren’s remarks to the information contained within that Quarterly Report on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UROLOGIX, INC.

By:	/s/ Stryker Warren, Jr.
Stryker Warren, Jr.
Chief Executive Officer

Date: June 30, 2010